UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

New Bastion Development, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of Incorporation or Organization)	001-04124 (Commission File Number)	23-1364981 (I.R.S. Employer Identification No.)

11985 Southern Blvd, Suite 191, Royal Palm Beach, Florida	33411
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  866-541-0625

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.

Changes in Registrant’s Certifying Accountants

On November 4, 2010 New Bastion Development, Inc. (the “Company”) dismissed its independent accountant Asher & Company Ltd. (“Asher”) from its engagement with the Company.  The decision to dismiss Asher was recommended by the Company’s board of directors.

Asher audited and reviewed our financial statements as our independent accountants through our year ended January 31, 2000.  Asher issued no reports on our financial statements since our year ended January 31, 2000.  On November 22, 2000 we filed for protection under Chapter 11 of the United States Bankruptcy Code, and other than with respect to our bankruptcy proceedings, we became dormant until February 2008 when we were purchased pursuant to an order of the United States Bankruptcy court.

Neither of Asher’s reports on the financial statements for the past two years contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent fiscal years and any subsequent interim period preceding Asher’s dismissal, no disagreements occurred between the Company and Asher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Asher’s satisfaction, would have caused Asher to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements.

During the Company's two most recent fiscal years and any subsequent interim period preceding Asher’s dismissal, none of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred, other than the following: the Company’s disclosure controls were not effective due to its inability to allocate a sufficient amount of its capital resources to adequately audit and review its financial statements, which occurred as a result of the Company’s limited cash position during the Company's two most recent fiscal years and subsequent interim periods.

The Company has provided Asher with a copy of the above disclosures, and has requested that Asher furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above.  A copy of the letter from Asher is included as Exhibit 16.1 to this Amendment No 1 to Form 8-K.

On November 4, 2010, the Company engaged Salberg & Company, P.A. (“Salberg”) to serve as its independent registered public accounting firm.  The decision to engage Salberg as the Company’s independent registered public accounting firm was approved by the members of the board of directors.

During the Company's two most recent fiscal years and any subsequent interim period preceding the date of the Salberg’s engagement, the Company did not consult Salberg regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor was oral advice provided that Salberg concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or “reportable event” within the meaning set forth in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed with the State of Pennsylvania articles of amendment to its articles of incorporation changing its name from Jetronic Industries, Inc. to New Bastion Development, Inc., which became effective February 2, 2009.

Item 9.01.

Financial Statements and Exhibits

Exhibits

The following exhibit is filed herewith:

Exhibit

Number

Description

3.1

Articles of Amendment (incorporated by reference to the registrant’s Form 8-K filed December 7, 2010).

16.1

Letter from Asher & Company Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW BASTION DEVELOPMENT, INC.

By: /s/  Elliot Bellen_

Elliot Bellen,

Chief Executive Officer

Dated December 14, 2010